Exhibit 99.1

News Release

Paulett Eberhart Named President, CEO and Director of CDI Corp., Roger Ballou to Retire; Company Updates Financial Guidance for Fourth Quarter 2010

Philadelphia (January 10, 2011) - CDI Corp. (NYSE:CDI) today announced that Roger H. Ballou, President and Chief Executive Officer, will retire effective today and will be succeeded by Paulett Eberhart who joins the company as the new President and Chief Executive Officer.

“CDI conducted an extensive search selecting Paulett Eberhart from a field of very talented executives. Paulett is an ideal choice because of her strong execution skills, her ability to lead high-performing teams and her proven track record in creating high-value solutions for clients,” commented Walter Garrison, Chairman of the CDI Corp. Board of Directors and founder of the company. “Throughout her career, Paulett has been known for her focus on client satisfaction and her ability to transform businesses to achieve their true growth potential. We found her energy and enthusiasm to be contagious with the entire Board.”

“I am honored to have been selected as the next President and CEO of CDI Corp.,” said Eberhart. “I look forward to working with the Board and to creating the next chapter for our company. My focus will begin with our clients and their needs as I draw on the talents of CDI people everywhere. I am firmly committed to taking advantage of the multiple opportunities I see for creating increased value for our employees, our clients and our shareholders.”

“The Board would like to express sincere gratitude to Roger for the outstanding job he did leading CDI over the past decade,” said Garrison. “Under Roger’s leadership, CDI articulated and drove a transformational strategy that has created a solutions-focused business with a solid financial base and a focused management team prepared to thrive in a growing global marketplace.

“We are grateful for Roger’s efforts as he worked with the Board to find this outstanding successor. I know his desire is to spend more time with his family and to intensify his participation in outside boards, so his commitment to work with Paulett as an advisor through a transition phase is appreciated.”

In commenting on the timing of the transition, Ballou cited the company’s solid growth prospects along with its overall financial health and the strength of the management team. “I am proud to have led the transformation of CDI to a leading solutions provider in critical industries that will play a major role in the global economy,” said Ballou. “From helping to design clean energy solutions for the commercial aircraft marketplace, to developing leading-edge IT solutions for state and provincial governments, to leading the way in sourcing the next generation of professional talent, Paulett takes over a firm that is poised for growth.”

Eberhart comes to CDI from HMS Ventures, a privately-held real estate and consulting services firm where she served as Chairman and Chief Executive Officer. Prior to that, she served as President and CEO of Invensys Process Systems, a $1.7 billion industrial automation firm. Eberhart’s resume also includes a 26-year career at Electronic Data Systems (EDS, now part of HP), where she held multiple senior-level financial and operational roles, including four presidencies. Most recently, she served as EDS’ President for the Americas, leading the company’s largest operating unit.

With an extensive background in information technology, engineering solutions and business services, Eberhart holds a BS in Business Administration, Accounting from Bowling Green State University in Ohio. She is a Certified Public Accountant and sits on the Board of Directors of Advanced Micro Devices, Anadarko Petroleum Corporation, Fluor Corporation and the privately-held semiconductor company, eSilicon.

Paulett and her husband Mike will relocate to the Philadelphia area.

CDI Updates Fourth Quarter 2010 Guidance

CDI reaffirms its revenue guidance for the fourth quarter 2010 of anticipated growth of 13% to 17% (vs. the year-ago fourth quarter – including revenue from the new Infrastructure vertical). The company updates its previously-issued variable contribution margin guidance for the fourth quarter 2010. The company anticipates that its variable contribution margin from this incremental fourth quarter revenue, after adjusting for items identified in the fourth quarter 2009 press release, could be in the mid single digit range (vs. its previous guidance of mid to upper teen variable contribution margin).

About CDI Corp.

Headquartered in Philadelphia, CDI Corp. (NYSE:CDI) is a leading provider of engineering & information technology outsourcing solutions and professional staffing. Its operating units include CDI Engineering Solutions, CDI IT Solutions, CDI AndersElite Limited, and Management Recruiters International, Inc. Visit CDI at www.cdicorp.com.

Caution Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including, but not limited to, statements about CDI’s future financial results (such as revenues and variable contribution margin), are forward-looking statements. Some of the forward-looking statements can be identified by words like “anticipates,” “will” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond CDI’s control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: weakness in general economic conditions and levels of capital spending by customers in the industries CDI serves; weakness in the financial and capital markets, which may result in the postponement or cancellation of CDI’s customers’ capital projects or the inability of CDI’s customers to pay the Company’s fees; disruption in funding of our government contracts; loss of business and other adverse customer consequences as a result of the UK Office of Fair Trading decision or the Department of Justice investigation; difficulties in integrating acquired businesses with the Company; credit risks associated with CDI’s customers; competitive market pressures; the availability and cost of qualified labor; CDI’s level of success in attracting, training, and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, which may increase CDI’s costs and expenses; the possibility of incurring liability for the Company’s activities, including the activities of CDI’s temporary employees; CDI’s performance on customer contracts; negative outcome of pending and future claims and litigation; and government policies, legislation or judicial decisions adverse to CDI’s businesses. More detailed information about these and other risks and uncertainties may be found in our filings with the SEC, particularly in the “Risk Factors” section of our Form 10-K’s and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Form 10-K’s and Form 10-Q’s. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. CDI assumes no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Vincent Webb

Vice President, Corporate Communications & Marketing

215-636-1240

Vince.Webb@cdicorp.com

###